Exhibit 23.4
CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS
     Pursuant to Rule 438 of the Securities Act of 1933, as amended, each of the undersigned hereby agrees to be named in Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-124832) of WebMD Health Corp. (the “Company”), as a person about to become a Director of the Company.

* Mark J. Adler, M.D.	September 12, 2005

* Neil F. Dimick	September 12, 2005

* Jerome C. Keller	September 12, 2005

* James V. Manning	September 12, 2005

* Abdool Rahim Moossa, M.D.	September 12, 2005

*	By:	/s/ Douglas W. Wamsley

Douglas W. Wamsley
Attorney-in-Fact